UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 5, 2016

INTRALINKS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34832	20-8915510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

150 East 42nd Street, 8th Floor, New York, NY		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(212) 543-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Agreement and Plan of Merger
On December 5, 2016, Intralinks Holdings, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Synchronoss Technologies, Inc., a Delaware corporation (“Parent”), and GL Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).
Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer no later than December 19, 2016 to acquire all of the outstanding shares of common stock of the Company, $0.001 par value per share (the “Company Common Stock”), at a price per share of Company Common Stock of $13.00 net to the seller in cash, without interest (such offer, as it may be amended from time to time in accordance with the Merger Agreement, the “Offer,” and such amount of consideration or any greater amount per share that may be paid pursuant to the Offer, the “Offer Price”), subject to any applicable withholding taxes.
In connection with the Merger Agreement, Parent has obtained debt commitment letters that, subject to customary closing conditions, commit certain lenders to provide financing for Parent in an amount sufficient to permit Parent and Merger Sub to make all payments required to be made by them in connection with the acceptance of shares of Company Common Stock tendered pursuant to the Offer and the closing of the Merger (as defined below). Neither the Offer nor the Merger is subject to a financing condition.
The obligation of Merger Sub to purchase Company Common Stock tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including but not limited to: (i) that there shall have been validly tendered and not validly withdrawn shares prior to the expiration time of the Offer shares of Company Common Stock that, considered together with all other shares of Company Common Stock, if any, beneficially owned by Parent and Merger Sub, represent one more share than 50% of the sum of (A) all shares of Company Common Stock outstanding at the expiration of the Offer and (B) the aggregate number of shares of Company Common Stock that the Company may be required to issue upon conversion, settlement or exercise of all then outstanding Company stock options for which the Company has received notices of exercise prior to the expiration of the Offer (and as to which shares of Company Common Stock have not yet been issued to such exercising holders) (the “Minimum Tender Condition”), (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and (iii) those other conditions set forth in Exhibit A to the Merger Agreement.
The Offer will initially expire at one minute after 11:59 p.m. Eastern Time on the date that is twenty business days following the commencement of the Offer. Under certain circumstances, Merger Sub may be required to extend the Offer on one or more occasions in accordance with the terms set forth in the Merger Agreement and the applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”). Merger Sub will not be required to extend the Offer beyond the then existing expiration date for more than twenty business days, if, as of the applicable expiration date, all of the conditions to the Offer are satisfied or have been waived other than the Minimum Tender Condition. Merger Sub may not terminate the Offer, or permit the Offer to expire, without the prior written consent of the Company, prior to the earlier of the valid termination of the Merger Agreement and expiration of the Offer.
As soon as practicable following the acceptance of Company Common Stock pursuant to the Offer and upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”), without a meeting or vote of stockholders of the Company. At the effective time of the Merger (the “Effective Time”), the shares of Company Common Stock not purchased pursuant to the Offer (other than Company Common Stock owned by the Company as treasury stock or by stockholders of the Company who have perfected their statutory rights of appraisal under Delaware law) will each be converted into the right to receive an amount equal to the Offer Price (the “Per Share Merger Consideration”).
In addition, at the Effective Time, each option to purchase Company Common Stock that is unexpired, unexercised and outstanding immediately prior to the Effective Time and that has a per share exercise price that is less than the Per Share Merger Consideration (an “In the Money Option”) will (i) if vested, be cancelled and converted into and represent the right to receive an amount of cash, without interest, equal to (1) the number of shares of Company Common Stock subject to such In the Money Option multiplied by (2) the Per Share Merger Consideration less the exercise price per share of such In the Money Option. Unvested In the Money Options and outstanding Company restricted stock units that are held by continuing company employees will be assumed by Parent. Each such restricted stock unit assumed shall continue to have, and be subject to, the same terms and conditions as are in effect immediately prior to the Effective Time (including with respect to vesting), except that the restricted stock unit will be settled by the issuance of Parent common stock and any vesting milestones associated with the trading price of Company Common Stock will be adjusted to reference the trading price of Parent common stock.
The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. Among other things, until the earlier of the termination of the Merger Agreement or the Effective Time, the Company has agreed to operate its business in all material respects in the ordinary course consistent with past practice and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement.
The Company has also agreed not to solicit or initiate discussions with third parties regarding other acquisition proposals regarding the Company and has agreed to certain restrictions on its ability to respond to such proposals, provided that the Company, subject to the terms and conditions of the Merger Agreement, may enter into discussions concerning, or provide confidential information to persons making, certain unsolicited proposals if the Company’s Board of Directors concludes that it would be inconsistent with its fiduciary duties not to do so. , Subject to the terms and conditions of the Merger Agreement, the Company’s Board of Directors may also change its recommendation regarding the Offer for a reason unrelated to an acquisition proposal in the context of an Intervening Event, as defined in the Merger Agreement. The Merger Agreement contains certain termination rights for the Company and Parent, including the right of the Company, in certain circumstances, to terminate the Merger Agreement and accept a Superior Proposal, as that term is defined in the Merger Agreement. The Company will be required to pay Parent a termination fee equal to approximately $24.6 million if, among other reasons, the Merger Agreement is terminated (i) by the Company to enter into an acquisition agreement that constitutes a Superior Proposal or (ii) by Parent because the Board of Directors of the Company adversely changes its recommendation to stockholders to accept the Offer and tender their shares of Company Common Stock to Merger Sub in the Offer. If the Company terminates the Merger Agreement under certain circumstances, Parent will be required to pay the Company a reverse termination fee equal to approximately $49.2 million.

In addition, either the Company or Parent may terminate the Merger Agreement, at any time prior to the time Merger Sub accepts for payment the Company Common Stock tendered pursuant to the Offer, if the Merger shall not have been consummated on or before March 31, 2017.

Tender and Support Agreements
Concurrently with entering into the Merger Agreement, Parent and Merger Sub entered into separate tender and support agreements (the “Support Agreements”) with certain entities affiliated with TA Associates, L.P., certain entities affiliated with Rho Capital Partners, Inc. and Ronald W. Hovsepian, President and Chief Executive Officer of the Company, together representing, as of December 5, 2016, approximately 28.4% of the outstanding shares of Company Common Stock. Under the Support Agreements, the stockholders each agreed to tender all of their respective shares of Company Common Stock in the Offer. The Support Agreements terminate in the event that the Merger Agreement is terminated.
Additional Information
The foregoing descriptions of the Merger Agreement and the Support Agreements are not complete and are qualified in their entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference, and the form of the Support Agreements, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
The Merger Agreement and the form of the Support Agreements, and the foregoing descriptions of each of those agreements, have been included to provide investors and stockholders with information regarding the terms of each agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in each agreement were or will be made only as of specified dates for the purposes of such agreements, were (except as expressly set forth therein) solely for the benefit of the parties to such agreements and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in each agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk among the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC. Investors are not third-party beneficiaries under the Merger Agreement or the Support Agreements.

Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Notice to Investors and Security Holders

The Offer referred to in this Current Report on Form 8-K has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Intralinks, nor is it a substitute for the Offer materials that Synchronoss Technologies, Inc. and its acquisition subsidiary will file with the SEC upon commencement of the Offer. At the time the Offer is commenced, Synchronoss Technologies, Inc. and its acquisition subsidiary will file tender offer materials on Schedule TO, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer. The Offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other Offer documents) and the Solicitation/Recommendation Statement will contain important information. Additionally, the Company, Parent and Merger Sub will file other relevant materials in connection with the proposed acquisition of the Company by Parent pursuant to the terms of the Merger Agreement. Holders of shares of the Company are urged to read these documents when they become available because they will contain important information that holders of Company securities should consider before making any decision regarding tendering their securities. The Offer to Purchase, the related Letter of Transmittal and certain other Offer materials, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of the Company at no expense to them. The Offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Free copies of the Offer to Purchase, the related Letter of Transmittal and certain other Offer materials will be made available by Parent and when available may be obtained by directing a request to the information agent as will be set forth in the Offer to Purchase. Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company by sending a request by e-mail to dridlon@intralinks.com.

Forward-Looking Statements

All of the statements in this Current Report on Form 8-K, other than historical facts, are forward-looking statements, including, without limitation, the statements made concerning the pending acquisition of the Company by Parent and Merger Sub. Forward-looking statements made herein with respect to the Offer, the Merger and related transactions, including, for example, the timing of the completion of the Merger the potential benefits of the Merger, reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, the Company’s actual results may differ materially from its expectations or projections. The following factors, among others, could cause actual plans and results to differ materially from those described in forward-looking statements. Such factors include, but are not limited to, the effect of the announcement of the tender offer and related transactions on the Company’s business relationships (including, without limitation, partners and customers), operating results and business generally; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, and the risk that the Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee of $24.6 million; the outcome of any legal proceedings that may be instituted against the Company related to the transactions contemplated by the Merger Agreement, including the Offer and the Merger; uncertainties as to the number of stockholders of the Company who may tender their stock in the Offer; the failure to satisfy other conditions to consummation of the Offer or the Merger, including the receipt of all regulatory approvals related to the Merger (and any conditions, limitations or restrictions placed on these approvals); the failure of Synchronoss Technologies, Inc. to consummate the necessary financing arrangements; risks that the Offer and related transactions disrupt current plans and operations and the potential difficulties in employee retention as a result of the proposed transactions; the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties; and those risks and uncertainties discussed from time to time in our other reports and other public filings with the SEC. Additional information concerning these and other factors that may impact the Company’s expectations and projections can be found in its periodic filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov, on the Company’s website at www.intralinks.com under the Investors section or upon request via email to dridlon@intralinks.com. Intralinks Holdings, Inc. disclaims any obligation or undertaking to update or revise the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

Item 8.01     Other Events.

On December 6, 2016, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:
	2.1	Agreement and Plan of Merger, dated as of December 5, 2016, by and among Synchronoss Technologies, Inc., GL Merger Sub, Inc. and Intralinks Holdings, Inc.*
	99.1	Form of Tender and Support Agreement
	99.2	Joint Press Release issued by Synchronoss Technologies, Inc. and Intralinks Holdings, Inc. on December 6, 2016
*Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 6, 2016

INTRALINKS HOLDINGS, INC.

By:	/s/ Scott N. Semel
Scott N. Semel
EVP, General Counsel and Secretary